American Skandia Trust
For the period ended 06/30/04
File number 811-5186
SUB-ITEM 77D
Policies With Respect to Security Investment

American Skandia Trust ("AST" or the "Trust")
Supplement dated January 26, 2004 to the Prospectus and Statement of Additional
Information ("SAI") dated May 1, 2003

AST Strong International Equity Portfolio

The sub-advisory agreement between Prudential Investments LLC ("PI") and American Skandia
Investment Services, Inc. ("ASISI" and together with PI, the "Investment Manager") and Strong Capital
Management, Inc. ("Strong") with respect to the AST Strong International Equity Portfolio (the "International
Equity Portfolio") will be terminated effective at the close of business on February 22, 2004. Effective February
23, 2004, pursuant to a new sub-advisory agreement, the International Equity Portfolio will be sub-advised by J.P. Morgan Investment Management Inc. ("J. P. Morgan") and will be renamed the AST JPMorgan International
Equity Portfolio. Shareholders of the International Equity Portfolio will be sent an information statement containing more detailed information about J.P. Morgan and the reasons for the Investment Manager's retention of J.P. Morgan.

	Accordingly, effective February 23, 2004, all references in the Prospectus and SAI to the AST Strong
International Equity Portfolio are replaced by references to the AST JPMorgan International Equity Portfolio and references to Strong Capital Management, Inc. are replaced by references to J.P. Morgan Investment Management
Inc.  In addition, the section of the Prospectus entitled
"Management of the Trust Sub-Advisors" is revised by deleting the sub-section relating to Strong on page 126 and replacing it with the following:

J. P. Morgan Investment Management Inc. ("J.P. Morgan"), with principal offices at 522 Fifth
Avenue, New York, New York 10036, serves as Sub-advisor for the
AST JPMorgan
International Equity Portfolio. J.P. Morgan and its affiliates offer a wide range of services to governmental, institutional, corporate and individual customers, and act as investment advisor to individual and institutional clients with combined assets under management of approximately
$559 billion as of December 31, 2003.

The portfolio managers responsible for the day-today management of the AST JPMorgan
International Equity Portfolio are Nanette Buziak, Jonathan N. Golub and Raffaele Zingone. Ms.
Buziak is a Vice President of J.P. Morgan and a portfolio manager in the U.S. Equity Group. She joined J.P. Morgan in 1997. Mr. Golub, a Vice President of J.P. Morgan, is a portfolio manager in the U.S. Equity Group and joined J.P. Morgan in April 2001, prior to which he led the consultant-relations effort at Scudder Kemper Investments. Mr. Zingone, a Vice President of J.P.
Morgan, is a portfolio manager in the U.S. Equity Group. He joined J.P. Morgan in 1991. They have managed the Portfolio since J. P. Morgan became its sub-advisor in February 2004.



American Skandia Trust
For the period ended 06/30/04
File number 811-5186
SUB-ITEM 77D
Policies With Respect to Security Investment

American Skandia Trust ("AST" or the "Trust")
Supplement dated February 19, 2004 to the Prospectus and Statement of
Additional Information ("SAI") dated May 1, 2003
Replacing the Supplement dated January 26, 2004
to the Prospectus and SAI dated May 1, 2003


AST Strong International Equity Portfolio

The sub-advisory agreement between Prudential Investments LLC ("PI") and American Skandia Investment Services, Inc. ("ASISI" and together with PI, the "Investment Manager") and Strong Capital Management, Inc. ("Strong") with respect to the AST Strong International Equity Portfolio (the "International Equity Portfolio") will be terminated effective at the close of business on February 22,
2004. Effective February 23, 2004, pursuant to a new sub-advisory agreement, the International Equity Portfolio will be sub-advised by
J.P. Morgan Investment Management Inc. ("J. P. Morgan") and will be renamed the AST JPMorgan International Equity Portfolio. Shareholders of the International Equity Portfolio will be sent an information statement containing more detailed information about J.P.
Morgan and the reasons for the Investment Manager's retention of J.P.
Morgan.

	Accordingly, effective February 23, 2004, all references in the
Prospectus and SAI to the AST Strong International Equity
Portfolio
are replaced by references to the AST JPMorgan International
Equity
Portfolio and references to Strong Capital Management, Inc. are replaced by references to J.P. Morgan Investment Management Inc.
In
addition, the section of the Prospectus entitled "Management of the
Trust Sub-Advisors" is revised by deleting the sub-section relating to Strong on page 126 and replacing it with the following:

J. P. Morgan Investment Management Inc. ("J.P. Morgan"), with principal offices at 522 Fifth Avenue, New York, New
York 10036, serves as Sub-advisor for the AST JPMorgan
International Equity Portfolio. J.P. Morgan and its affiliates offer a wide range of services to governmental, institutional, corporate and individual customers, and act as investment advisor to individual and institutional clients with combined assets under management of approximately $559 billion as of December 31, 2003.

The portfolio managers responsible for the day-to-day management of the AST JPMorgan International Equity
Portfolio are James WT Fisher and Timothy Leask.  Mr.
Fisher, a Managing Director of J.P. Morgan, is a portfolio manager in the Global Portfolios Group based in London. He joined J.P. Morgan in 1985. Mr. Leask, a Vice President of
J.P. Morgan, is a client portfolio manager in the International Equity Portfolios group based in New York.
He joined J.P. Morgan in 1997. They have managed the Portfolio since J. P. Morgan became its sub-advisor in February 2004.






American Skandia Trust
For the period ended 06/30/04
File number 811-5186
SUB-ITEM 77D
Policies With Respect to Security Investment


American Skandia Trust ("AST" or the "Trust")
Supplement dated March 31, 2004 to the Prospectus dated May 1,
2003

Effective on or about April 30, 2004 Hotchkis and Wiley Capital Management LLC ("Hotchkis & Wiley"), will replace INVESCO Funds Group, Inc.
as sub-adviser to the AST INVESCO Capital Income Portfolio. Effective on or about April 30, 2004, the name of the Portfolio will be the AST Hotchkis and Wiley Large-Cap Value Portfolio.
The following replaces the discussion of INVESCO Funds Group, Inc. in the section of the prospectus on page 124 titled "Management of the Trust Sub-advisers:"
Hotchkis and Wiley Capital Management LLC ("Hotchkis & Wiley") serves as the sub-adviser for the AST Hotchkis and Wiley Large-Cap Value Portfolio. Hotchkis & Wiley is a registered investment adviser, the primary members of which are HWCap Holdings, a limited liability company whose members are employees of Hotchkis & Wiley, and Stephens Group, Inc.
and affiliates, which is a diversified holding company. As of December 31,
2003, Hotchkis & Wiley managed approximately $9.6 billion in assets. The address of Hotchkis & Wiley is 725 South Figueroa Street, Suite 3900, Los
Angeles, California 90017-5439
Sheldon Lieberman is responsible for the day-to-day management of the
Portfolio. Mr. Lieberman, a principal and portfolio manager, joined
Hotchkis & Wiley in 1994. Mr. Lieberman has managed the Portfolio since
Hotchkis & Wiley became the Portfolio's sub-adviser in May 2004.

Effective on or about April 30, 2004 State Street Research and Management Company ("State Street"), will replace Pilgrim Baxter & Associates, Ltd. as sub-adviser to the AST PBHG Small-Cap Growth Portfolio.
Effective on or about April 30, 2004, the name of the Portfolio will be the
AST State Street Research Small-Cap Growth Portfolio.
The following replaces the discussion of Pilgrim Baxter &
Associates,
Ltd in the section of the prospectus on page 125 titled
"Management of the
Trust Sub-advisers:"
State Street Research and Management Company ("State Street") serves as the sub-adviser for the AST State Street Research Small-Cap Growth
Portfolio. State Street traces its heritage back to 1924 and the founding of one of America's first mutual funds. As of December 31, 2003, State
Street managed approximately $47.5 billion in assets. The address of State
Street is One Financial Center, Boston, Massachusetts 02111. Tucker Walsh is the lead portfolio manager and is responsible for the day-to-day management of the Portfolio. Andrew Morey is portfolio manager of the Portfolio. Mr. Walsh, a managing director, joined State Street in
1997. Mr. Morey, a senior vice president, joined State Street in 1995.
Mr. Walsh and Mr. Morey have managed the Portfolio since State Street became the Portfolio's sub-adviser in May 2004.
Effective on or about April 30, 2004 Goldman Sachs Asset
Management,
L.P. ("Goldman Sachs"), will replace Federated Investment Counseling as sub-adviser to the AST Federated High Yield Portfolio. Effective on or about April 30, 2004, the name of the Portfolio will be the AST Goldman
Sachs High Yield Portfolio.
The following replaces the discussion of Federated Investment Counseling in the section of the prospectus on page 122 titled "Management of the Trust Sub-advisers" in connection with the high yield portfolio.
Goldman Sachs Asset Management, L.P. ("GSAM") serves as the sub-adviser for the AST Goldman Sachs High Yield Portfolio. GSAM has been registered as an investment adviser with the Securities and Exchange
Commission (the "SEC") since 1990 and is an affiliate of Goldman, Sachs &
Co. ("Goldman Sachs"). As of December 31, 2003, GSAM, along with other units of the Investment Management Division of Goldman Sachs, had assets under management of $375.7 billion. The address of GSAM is 32 Old Slip,
New York, New York 10005.
The portfolio managers responsible for the day-to-day management of the Portfolio are Andrew Jessop, Diana Gordon and Rob Cignarella. Mr.
Jessop, Managing Director and Head of the High Yield Team, joined
GSAM in
1997 as a portfolio manager. He is responsible for managing high yield assets. Ms. Gordon, Vice President, joined GSAM in 1999 covering the high yield technology and communications sectors in addition to trading. Before joining GSAM, she was a high yield portfolio manager at Saudi International
Bank. Mr. Cignarella, Vice President, joined GSAM in 1998 as a high yield credit research analyst. Mr. Jessop, Ms. Gordon and Mr. Cignarella have managed the Portfolio since GSAM became the Portfolio's sub-adviser in May
2004.
American Skandia Trust ("AST" or the "Trust")
Supplement dated February 19, 2004 to the Prospectus and Statement of
Additional Information ("SAI") dated May 1, 2003
Replacing the Supplement dated January 26, 2004
to the Prospectus and SAI dated May 1, 2003

AST Strong International Equity Portfolio

The sub-advisory agreement between Prudential Investments LLC
("PI")
and American Skandia Investment Services, Inc. ("ASISI" and together with
PI, the "Investment Manager") and Strong Capital Management, Inc. ("Strong") with respect to the AST Strong International Equity Portfolio
(the "International Equity Portfolio") will be terminated effective at the close of business on February 22, 2004. Effective February 23, 2004, pursuant to a new sub-advisory agreement, the International Equity Portfolio will be sub-advised by J.P. Morgan Investment Management Inc.
("J. P. Morgan") and will be renamed the AST JPMorgan
International Equity
Portfolio. Shareholders of the International Equity Portfolio will be sent an information statement containing more detailed information about J.P.
Morgan and the reasons for the Investment Manager's retention of J.P.
Morgan.
	Accordingly, effective February 23, 2004, all references in the
Prospectus and SAI to the AST Strong International Equity
Portfolio are
replaced by references to the AST JPMorgan International Equity Portfolio and references to Strong Capital Management, Inc. are replaced by references to J.P. Morgan Investment Management Inc. In addition, the section of the Prospectus entitled "Management of the Trust Sub-Advisors" is revised by deleting the sub-section relating to Strong on page
126 and replacing it with the following:
J. P. Morgan Investment Management Inc. ("J.P. Morgan"), with principal offices at 522 Fifth Avenue, New York, New York 10036, serves as
Sub-advisor for the AST JPMorgan International Equity Portfolio.
J.P.
Morgan and its affiliates offer a wide range of services to governmental, institutional, corporate and individual customers, and act as investment advisor to individual and institutional clients with combined assets under management of approximately $559 billion as of December 31, 2003.

The portfolio managers responsible for the day-to-day management of the AST JPMorgan International Equity Portfolio are James WT Fisher and
Timothy Leask. Mr. Fisher, a Managing Director of J.P. Morgan, is a portfolio manager in the Global Portfolios Group based in London. He joined J.P. Morgan in 1985. Mr. Leask, a Vice President of J.P. Morgan, is a client portfolio manager in the International Equity Portfolios group based in New York. He joined J.P. Morgan in 1997. They have managed the
Portfolio since J. P. Morgan became its sub-advisor in February
2004.